Exhibit 99.1

Contact:

Investors

John C. Doyle, Renovis, Inc.

650-266-1407

doyle@renovis.com

Media

Emily Faucette, WeissComm Partners

415-946-1066

emily@weisscommpartners.com

Renovis Restructures to Focus on Advancing its Neurological and Inflammatory Disease

Programs into Clinical Trials

South San Francisco, California, January 23, 2007 – Renovis, Inc. (Nasdaq: RNVS) today announced that it has reduced its workforce by approximately 40 percent of its positions as part of a restructuring plan intended to significantly reduce spending while maintaining the research and development capabilities needed to advance the Company’s late-stage preclinical drug discovery programs. The Company’s VR1 collaboration with Pfizer and its ability to advance its unpartnered programs focused on antagonists of the purinergic receptors P2X7 and P2X3 are unaffected by the restructuring.

“Each of our proprietary programs has the potential to yield breakthrough treatments for major medical needs in neurological or inflammatory disease indications and this action properly staffs us to advance these late-stage preclinical programs into the clinic with existing financial resources,” said Corey S. Goodman, Ph.D., President and Chief Executive Officer. “The VR1 program with Pfizer is on track to enter clinical development this year and we are targeting 2008 to advance our P2X7 and P2X3 programs into clinical studies for inflammatory disease and pain indications, as appropriate. We are deeply grateful for the contributions and hard work of the talented and dedicated employees who will be leaving Renovis and wish them great success in their future endeavors.”

“We recently selected a clinical candidate from our P2X7 program with the intention of initiating IND enabling studies in the first half of this year,” said Michael G. Kelly, Ph.D., Senior Vice President, Research and Development. “It is particularly difficult to part ways with highly capable employees who have made important contributions to this achievement as well as our progress on the VR1 and P2X3 programs. However, after this action we are well positioned to accomplish our goals and the team is committed to doing so.”

The Company is providing severance and career transition assistance to the employees directly affected by the restructuring, and Renovis expects to incur restructuring charges of approximately $1.0 million in the first quarter of 2007, primarily associated with severance benefits. The Company expects to have approximately 70 employees following the workforce reduction. As of September 30, 2006, Renovis had cash, cash-equivalents, and marketable securities of $104.7 million. Based on current projections, the Company expects current cash, cash equivalents, and marketable securities to be sufficient to fund projected activities at least through the end of 2009.

Renovis will provide financial guidance for 2007 and review the progress of its programs in its fourth quarter and year-end 2006 financial results announcement scheduled for March 1, 2007.

About Renovis

Renovis is a biopharmaceutical company focused on the discovery and development of drugs for major medical needs in the areas of neurological and inflammatory diseases. The Company’s proprietary research programs focus on purinergic receptors for the potential treatment of pain and inflammatory diseases. In addition, Renovis has a worldwide collaboration and license agreement with Pfizer to research, develop and commercialize small molecule vanilloid receptor (VR1) antagonists, and a research and development collaboration with Genentech to discover and develop anti-angiogenesis drugs and drugs that promote nerve re-growth following nervous system injury.

For additional information about the company, please visit www.renovis.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future financial results, future cost savings, future preclinical and clinical development, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that we make are described in greater detail in the reports we file with Securities and Exchange Commission, including the “Risk Factors” section of our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 8, 2006, and our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 14, 2006. Renovis is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

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